EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended March 16, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2007 – Mar 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	0.7%	1.5%	-10.9%	-4.1%	4.1%	4.8%	4.1%	12.2%	-17.5%	0.4	0.5
B**	0.7%	0.7%	1.4%	-11.5%	-4.7%	3.4%	N/A	3.4%	12.2%	-19.1%	0.3	0.4
Legacy 1***	0.8%	0.8%	2.0%	-9.0%	-2.4%	N/A	N/A	-2.4%	10.6%	-14.2%	-0.2	-0.3
Legacy 2***	0.8%	0.8%	1.9%	-9.4%	-2.7%	N/A	N/A	-2.7%	10.6%	-14.5%	-0.2	-0.3
Global 1***	0.7%	0.8%	2.1%	-8.7%	-3.7%	N/A	N/A	-3.7%	10.0%	-14.1%	-0.3	-0.5
Global 2***	0.7%	0.7%	2.1%	-9.0%	-4.0%	N/A	N/A	-4.0%	9.9%	-14.8%	-0.4	-0.5
Global 3***	0.7%	0.7%	1.7%	-10.5%	-5.8%	N/A	N/A	-5.8%	9.9%	-18.8%	-0.5	-0.7

S&P 500 Total Return Index****	2.5%	2.9%	12.2%	8.2%	23.3%	1.9%	4.1%	1.9%	19.1%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-3.3%	-4.7%	-6.6%	21.7%	7.0%	9.1%	8.4%	9.1%	12.8%	-12.3%	0.7	1.3

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					33%
Energy	19%	Long	Brent Crude Oil	4.5%	Long	18%	Long	Brent Crude Oil	4.5%	Long
			Gas Oil	3.6%	Long			Gas Oil	3.4%	Long
Grains/Foods	10%	Long	Corn	2.3%	Long	10%	Long	Corn	2.3%	Long
			Cotton	1.3%	Short			Coffee	1.2%	Short
Metals	5%	Long	Copper	1.3%	Long	5%	Long	Gold	1.3%	Long
			Gold	1.2%	Long			Copper	1.1%	Long
FINANCIALS	66%					67%
Currencies	27%	Short $	Euro	3.0%	Short	28%	Short $	Euro	3.3%	Short
			Euro/ Australian Dollar	2.7%	Short			Euro/ Australian Dollar	2.7%	Short
Equities	20%	Long	S&P 500	3.2%	Long	20%	Long	S&P 500	3.4%	Long
			Eurostoxx Index	2.3%	Long			Eurostoxx Index	2.4%	Long
Fixed Income	19%	Short	U.S. 10-Year Treasury Notes	5.9%	Short	19%	Short	U.S. 10-Year Treasury Notes	5.8%	Short
			U.S. 5-Year Treasury Notes	3.4%	Short			U.S. 5-Year Treasury Notes	3.4%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell as the U.S. Energy Information Administration reported domestic inventories rose for the fourth-straight week.  Data showing weaker than expected demand for crude oil by China also put pressure on prices.  Conversely, natural gas prices rose slightly due to a larger-than-expected draw from U.S. inventories.

Grains/Foods
Soybeans moved over 3% higher, as recent droughts in South American farming regions drove increased demand for U.S. crops.  Wheat prices also rallied as bullish export data from China supported demand forecasts.   Prices in the sugar markets rose on supply concerns over fear of potential shipping delays at key Brazilian ports.

Metals
Gold prices predominantly fell as bullish economic data in the U.S. reduced demand for safe-haven assets.  Base metals markets generally rose due to a weaker U.S. dollar and optimism surrounding the Eurozone financial situation.

Currencies
The Japanese yen declined against counterparts as investors liquidated positions due to uncertainty prior to last week’s meeting of the Bank of Japan.  The U.S. dollar posted late-week losses as investors believed weaker-than-expected inflation data reduced the likelihood of monetary tightening in the near-future.  An upward revision to economic growth data in Switzerland caused the Swiss franc to move higher against most major currencies.

Equities
Global equity markets were generally stronger following multiple reports of bullish economic data across the globe, including reports U.S. unemployment claims fell to a four-year low.  Optimistic comments regarding the global economy from Federal Reserve officials also supported prices.  The Japanese Nikkei 225 moved nearly 2.5% higher as weakness in the yen supported the nation’s export industries.

Fixed Income
U.S. fixed income markets endured heavy losses as renewed risk appetite prompted liquidations of safe-haven debt instruments.  Beliefs Eurozone debt concerns may be abating put heavy pressure on the European debt markets, pushing Bund prices down near recent lows.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.